SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2024

CANNABIS SUISSE CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-213009	38-3993849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 North Newnan Street, Suite A Jacksonville, FL	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (904) 595-5820

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 3.02UNREGISTERED SALES OF EQUITY SECURITIES.

On May 7, 2024, the registrant issued 23,976,000 shares of its common stock to its CEO. The shares were issued as a result of a company controlled by the CEO exercising its right to convert a convertible promissory note in the principal amount of $117,593 into shares of common stock at a price of $.005 per share. The total amount of the note with the accord interest was $119,980.

On the same date the registrant issued 300,000 shares of its common stock to John L. Thomas, Esq, as partial payment for legal services and 150,000 shares to Yongqing Raun, CPA, as partial payment for accounting services. The shares issued to Messrs. Thomas and Raun may not be publicly sold for a period of one year. The price of the stock was $.005 per share.

The registrant relied on Section 4 (a) 2 of the Securities Act of 1933, as amended in connection with the issuance of the securities as all investors are knowledgeable about the business of the registrant and are able to bear the economic risk of the investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2024	Cannabis Suisse Corp.

By: /s/ Scott McAlister
Scott McAlister, Chief Executive Officer